CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-80751 of the Metropolitan Series Fund, Inc. (the “Fund”) on Form N-1A of our report dated February 17, 2006, relating to the financial statements and financial highlights of the Fund, including the MetLife Conservative Allocation Portfolio, MetLife Conservative to Moderate Allocation Portfolio, MetLife Moderate Allocation Portfolio, MetLife Moderate to Aggressive Allocation Portfolio, MetLife Aggressive Allocation Portfolio, BlackRock Investment Trust Portfolio, BlackRock Large Cap Value Portfolio, BlackRock Legacy Large Cap Growth Portfolio, Capital Guardian U.S. Equity Portfolio, Davis Venture Value Portfolio, FI Value Leaders Portfolio, Harris Oakmark Large Cap Value Portfolio, Jennison Growth Portfolio, MetLife Stock Index Portfolio, MFS Investors Trust Portfolio, T. Rowe Price Large Cap Growth Portfolio, Zenith Equity Portfolio, BlackRock Aggressive Growth Portfolio, FI Mid Cap Opportunities Portfolio, Harris Oakmark Focused Value Portfolio, MetLife Mid Cap Stock Index Portfolio, Neuberger Berman Mid Cap Value Portfolio, BlackRock Strategic Value Portfolio, Franklin Templeton Small Cap Growth Portfolio, Loomis Sayles Small Cap Portfolio, Russell 2000 Index Portfolio, T. Rowe Price Small Cap Growth Portfolio, FI International Stock Portfolio, Morgan Stanley EAFE Index Portfolio, Oppenheimer Global Equity Portfolio, BlackRock Diversified Portfolio, MFS Total Return Portfolio, BlackRock Bond Income Portfolio, Lehman Brothers Aggregate Bond Index Portfolio, Salomon Brothers Strategic Bond Opportunities Portfolio, Salomon Brothers U.S. Government Portfolio, and BlackRock Money Market Portfolio (the “Portfolios”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

We also consent to the incorporation by reference of our report dated February 17, 2006, relating to the financial statements and financial highlights of the Large Cap Portfolio, a series of the Travelers Series Trust (predecessor fund to FI Large Cap Portfolio), and of the High Yield Bond Trust (predecessor fund to Western Asset Management High Yield Bond Portfolio) appearing in the Annual Reports of such funds on Form N-CSR for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2006